Exhibit 99.2

First Mariner Bancorp Reaches Agreement with Investors to Provide Approximately $100 Million of Capital for its Subsidiary 1st Mariner Bank

Investment of new capital into 1st Mariner Bank will enable it to meet all regulatory capital requirements, build its balance sheet and expand lending.

BALTIMORE, Feb. 10, 2014 /PRNewswire/ — First Mariner Bancorp (OTCBB: FMAR) announced today that it will sell its wholly owned subsidiary, 1st Mariner Bank, to a new bank formed by investors. The sale will recapitalize the bank with approximately $100 million, enabling it to meet all state and federal capital standards, significantly improving the strength of its balance sheet, and advancing its business plan to become one of the region’s leading financial institutions.

The investors, led by Priam Capital, Patriot Financial Partners, GCP Capital Partners and TFO Financial Institutions Restructuring Fund LLC, as well as several prominent members of the Baltimore business community, formed an interim bank that has signed an agreement with the holding company to acquire 1st Mariner Bank for a cash payment to the holding company, subject to a competitive bidding process for higher and better offers.

If the interim bank is the successful bidder, the agreement calls for it to acquire the bank from First Mariner Bancorp and then recapitalize the bank to a level which will satisfy all capital requirements imposed by the bank’s federal and state regulators and will position the bank for future growth and prosperity. The 1st Mariner Bank name will be retained.

To facilitate the transaction, the holding company intends to file a voluntary petition in the U.S. Bankruptcy Court for the District of Maryland under Chapter 11 of the U.S. Bankruptcy Code and to sell the bank in a 363 sale in the bankruptcy.

This filing affects only the bank holding company. The bank will not file bankruptcy, will operate separately from the holding company and will conduct business as usual throughout the reorganization process. Deposits continue to be insured to the fullest extent possible by the Federal Deposit Insurance Corporation (FDIC). There will be no impact on depositors, creditors or vendors of 1st Mariner Bank.

Consistent with usual practice, the court will supervise a competitive bidding process for the sale of the bank. Any competing bidder will be required to recapitalize the bank at an equivalent level and demonstrate the ability to promptly receive required regulatory approvals.

“The $100 million capital infusion will create a bank poised for growth,” said Mark Keidel, interim-president of 1st Mariner Bank. “Upon approval by the court and regulatory authorities, the bank will become strong and secure. We will meet all federal and state regulatory requirements for capitalization.”

“There will be absolutely no interruption in services to customers, deposits will continue to be accepted, our branches and ATMs will continue to operate as usual and the bank will continue to deliver on its commitments to loan applicants and vendors throughout the reorganization,” Keidel said.

The bank maintains strong levels of liquidity, comprised of cash, cash equivalents and securities, totaling $286 million at Jan. 31, 2014, to meet its obligations.

Keidel continued, “Our new partners have extensive banking experience in the Baltimore market. Many of the investors are local and recognize the growth opportunities for a community bank headquartered in Baltimore.”

The board of directors of the holding company, First Mariner Bancorp, has unanimously approved the transaction with the interim bank. In the meantime, the holding company intends to ask the court to expedite its approval of the proposed sale and recapitalization of the bank.

“This is a tremendous opportunity to build 1st Mariner Bank and serve the entire Maryland market,” said Jack E. Steil, who led the transaction for the investors and is slated to become chairman and chief executive officer of the bank. “We recognize that 1st Mariner Bank possesses a significant presence in this community, a presence that affords us the opportunity to build a powerful community focused bank.”

“Baltimore and the entire region present strong opportunities for growth,” added Robert D. Kunisch Jr., a proposed investor slated to be named president and chief operating officer of 1st Mariner Bank. “One does not have to look too far to see great things happening in our city and throughout the state. We look forward to building a hometown bank in the place where we grew up.”

Steil was most recently president of Wilmington Trust Mid-Atlantic Region, and Kunisch was president of Wilmington Trust FSB, Maryland. Both spent the majority of their careers at Mercantile Bank focusing predominantly on the Maryland market.

“This $100 million investment presents a tremendous opportunity to take 1st Mariner Bank to the next level,” said Howard Feinglass, principal of Priam Capital, a New York-based investment firm and a proposed investor in the bank. “I look forward to supporting other local investors in the recapitalization of First Mariner. It has always been our goal to support Baltimore’s largest local bank in serving local Business.”

Mr. Feinglass, who is a native of Baltimore, noted that a substantial portion of the overall investment is coming from business leaders who reside in Baltimore.

“We see an enormous opportunity in 1st Mariner Bank to support Maryland’s growing business community currently underserved by many of the larger out-of-state banks,” said Boris Gutin, managing director of GCP Capital Partners, a New York-based private equity firm and a proposed investor in the bank. “The combination of new capital and a strong management team with deep roots in the Maryland market positions 1st Mariner Bank to substantially expand its lending and customer relationships.”

Mr. Gutin grew up in Baltimore and is a graduate of Johns Hopkins University.

Michael R. Watson, a First Mariner Bancorp director and interim chairman, said reorganizing was the “best way to preserve the bank.” He noted that the parties have had on-going discussions regarding the recapitalization plan with state and federal banking regulators, who need to approve the transaction.

“We have worked for more than five years to raise capital, while seeking to protect the value of the enterprise,” he said. “With time, it’s become clear, however, that the sale transaction is the best option to preserve 1st Mariner Bank, to maintain its independence and to protect its employment base.”

The strategy of selling a subsidiary bank has increasingly been employed as a way for banks and their holding companies to restructure their financial affairs and raise capital. The strategy allows a bank holding company to reorganize and sell assets, in this case its banking subsidiary. Generally, a “stalking horse bidder” is identified before the holding company files for reorganization. The sale is completed once the holding company has filed for reorganization, conducted an auction and received court approval.

About First Mariner Bancorp

First Mariner Bancorp is a bank holding company. Its wholly owned banking subsidiary, 1st Mariner Bank, operates 16 full service bank branches in Baltimore, Anne Arundel, Harford, Howard and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland, the Eastern Shore of Maryland, and portions of Northern Virginia. 1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore. First Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR”. First Mariner Bancorp’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

Safe Harbor for Forward Looking Statements:

This press release includes forward-looking statements, and First Mariner Bancorp intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe First Mariner’s expectations regarding future events, including, without limitation, the sale of the Bank, the recapitalization of the Bank by the prospective purchaser of the Bank and the approval of the proposed transactions by bank regulatory authorities and the Bankruptcy Court. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) First Mariner Bancorp’s ability to obtain approval from the Bankruptcy Court and bank regulators of the sale of the common stock of the Bank; (ii) the willingness of First Mariner Bancorp’s and the Bank’s regulators to forbear from regulatory actions that would impede the consummation of the proposed sale and recapitalization, including the placement of the Bank into a conservatorship or receivership; (iii) the extent to which creditors and stockholders of First Mariner Bancorp and third parties challenge the transactions proposed by First Mariner Bancorp in the Bankruptcy Court or in other forums, and the extent to which those challenges are successful; (iv) the potential adverse effects of the Chapter 11 proceeding on First Mariner Bancorp’s liquidity or results of operations; (v) First Mariner Bancorp’s and the Bank’s ability to maintain normal relationships and terms with depositors, customers, suppliers and service providers and to retain key executives, managers and employees; (vi) the risk that the Bank will not be able to regain compliance with the capital levels and ratios required by bank regulators; (vii) the risk that bank regulators will pursue further regulatory actions against the Bank or First Mariner Bancorp; and (ix) the risks and uncertainties included in First Mariner Bancorp’s periodic filings with the Securities and Exchange Commission. First Mariner Bancorp undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

FOR MORE INFORMATION CONTACT:

Bill Atkinson
Weber Shandwick
410-558-2136 (Work)
443-794-5657 (Mobile)
batkinson@webershandwick.com
Or
Kevin O’Keefe
Weber Shandwick
410-558-2102 (Work)
410-299-2012 (Mobile)
kokeefe@webershandwick.com